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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              foreignTV.com, Inc.
             ----------------------------------------------------
            (Exact name of registrant as specified in its Charter)


                     Delaware                        134037641
        --------------------------------------------------------------
                  (State or other               (IRS Employee
                   jurisdiction of             Identification No.)
                   incorporation)


                162 Fifth Avenue, Suite 1005A
                New York, New York                          10010
        --------------------------------------------------------------
             (Address of principal executive offices)    (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
    333-71733
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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

          Title of Each Class          Name of Each Exchange on Which
          to be so Registered          Each Class is to be Registered
          -------------------          ------------------------------
      -----------------------------  ------------------------------------

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                         Common Stock, par value $.01
                     Common Stock Purchase Warrants
                -----------------------------------------------
                               (Title of class)
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Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------
     The Registrant is registering shares of Common Stock, par value $0.01 per share, and Common Stock Purchase Warrants, pursuant to a Registration Statement on Form S-1 (File No. 333-71733) that was filed with the Securities and Exchange Commission on February 4, 1999 (the "Registration Statement"). Reference is made to the sections entitled "Summary--The Offering" and "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to Item 1 of this Form.

Item 2.   Exhibits.
          --------
     3.1 Amended and Restated Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-71733) of the Registrant, as amended).

     3.2 Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-31733) of the Registrant, as amended).

      4.1 Form of certificate evidencing Common Stock (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-31733) of the Registrant, as amended)

      4.2 Form of certificate evidencing Common Stock Purchase Warrants (Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (File No. 333-31733) of the Registrant, as amended)

      4.5 Form of Warrant Agreement between the Registrant and American Stock Transfer & Trust Company, as Warrant Agent (Incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-1 (File No. 333-31733) of the Registrant, as amended)


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                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                               foreignTV.com, Inc.

                               By: /s/ Jonathan Braun
                                    ----------------------------
                                    Name: Jonathan Braun
                                    Title: Vice Chairman and Chief
                                           Executive Officer

Dated: March 29, 1999

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